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                            AGREEMENT NOT TO COMPETE

         This AGREEMENT NOT TO COMPETE is dated as of _________________ by and between STAPLES, INC., a Delaware Corporation having offices at 100 Pennsylvania Avenue, Framingham, Massachusetts 01701 (hereinafter referred to as the "Company"), and _________________ (hereinafter referred to "Executive").

                      W I T N E S S E T H:

         WHEREAS, Executive is an officer and stock option-holder of the Company; and

         WHEREAS, such relationship creates a relationship of confidence and trust between the parties; and;

         WHEREAS, the Company, in reliance on this Agreement has and will entrust Executive with information, knowledge and know-how which would be detrimental to Company if Executive were to provide services or otherwise participate in the operation of a competitor of the Company;

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. In addition to compensation paid to Employee by the Company from time to time, the Company shall pay to Executive the sum of One Dollar ($1.00), receipt of which is hereby acknowledged, in exchange for Executive's promises as set forth herein.

         2. (a) For all periods beginning upon the date hereof and ending two years from the date of termination of his/her employment with the Company, Executive shall not directly or indirectly as owner, partner, joint ventures, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licenser, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any connection with, any business engaged principally in the sale of office supplies in any country where the Company or any of its subsidiaries is then engaged in such sales; provided, however, that Executive may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time one percent of class of stock or securities of such corporation.

            (b) Executive agrees that for a period of two years following termination of employment with the Company, he/she will not solicit or in any manner encourage employees of the company to leave its employ. Executive further agrees that during such period he/she will not offer or cause to be offered employment to any person who is employed by the Company at any time during the six months prior to the termination of his/her employment with the Company.

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                  (c) In case any one or more of the terms contained in
subparagraphs (a) or (b) or this Paragraph 2 shall for any reason become invalid, illegal, or unenforceable, such invalidity, illegality or unenforceability shall not affect any other terms herein, but such terms shall be deemed deleted and such deletion shall not affect the validity of the other terms of this Paragraph 2. In addition, if any one or more of the terms contained in subparagraphs (a) or (b) of this Paragraph 2 shall for any reason be held to be excessively broad with regard to time, duration, geographic scope or activity that term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law.

         3. The parties agree that failure to comply with subparagraphs (a) or
(b) of Paragraph 2 cannot be reasonably or adequately compensated in damages in an action at law and breach of these provisions of this Agreement will cause the Company irreparable damage. Therefore, in addition to the other remedies which may be available to it, in law or in equity, the Company shall be entitled to injunctive relief without bond or other security with respect to the breach of subparagraphs (a) or (b) of Paragraph 2.

         4. The termination of Executive's employment with the Company shall not affect the enforceability of this Agreement. Nothing in this Agreement shall be deemed to imply any obligation of continued employment of Executive by the Company which employment shall be "at will" unless otherwise specifically agreed in writing.

         5. This Agreement shall be binding upon the legal representatives, heirs, successors and assigns of the parties hereto. It may not be changed orally, but only by a writing signed by the party against whom enforcement of any such change is sought. It is agreed that a waiver by either party of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by that same party. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

STAPLES, INC.

By: __________________________
         its:


EXECUTIVE:
                                                 ______________________________